Exhibit 10.14

Date: March 8, 2019 Borqs Technologies, Inc. as Chargor Partners for Growth V, L.P. as Lender
DEBENTURE (constituting a fixed and floating charge over all the assets of Borqs Technologies, Inc.)

Borqs Technologies, Inc. (BVI) Debenture

THIS DEED (this “Deed”) is made as a deed this 8th day of March 2019,

BETWEEN:

(1)	Borqs Technologies, Inc., a BVI business company incorporated under the laws of the British Virgin Islands with registered number 1880410 and whose registered office is at the offices of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (the “Chargor”); and

(2)	PARTNERS FOR GROWTH V, L.P., a Delaware limited partnership, with its principal place of business at 1751 Tiburon Blvd., Tiburon, CA 94920 USA (the “Lender”).

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1.	Definitions

Unless otherwise defined herein, capitalised terms used in this Deed have the meaning given to such terms in the Loan Agreement (as defined below). In addition, in this Deed unless the context otherwise requires, the following expressions shall have the following meanings:

“Bank Accounts” means all present and future bank accounts held in the name of the Chargor from time to time, including but not limited to the bank accounts listed in Schedule 1 hereto;

“Charged Assets” means all assets listed in Clause 2.2, excluding any Excluded Property;

“CPO” means the Conveyancing and Property Ordinance (Cap. 219 of the Laws of Hong Kong);

“Encumbrance” means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law) or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase, sale-and-leaseback arrangement whatsoever over or in any property, assets or rights or interest of whatsoever nature or any agreement for any of the same;

“Exchange Rate” means the rate for converting one currency into another currency which the Lender determines to be prevailing in the relevant foreign exchange market at the relevant time, such determination to be conclusive and binding (except in the case of manifest error);

“Guarantee” means the Hong Kong law deed of guaranty and indemnity dated on or about the date hereof between the Chargor and the Lender;

“HK$” means Hong Kong Dollars, the lawful currency for the time being of Hong Kong;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

”Loan Agreement” means the California law Amended and Restated Loan and Security Agreement originally dated 30 April 2018 as amended on 17 December 2018 and as amended and restated on or about the date hereof between the Lender as lender, BORQS Hong Kong Limited and BORQS Technologies (HK) Limited as borrowers and the Chargor and BORQS International Holding Corp as guarantors;

Borqs Technologies, Inc. (BVI) Debenture

“Party” means a party to this Deed;

“Receiver” means each of the receivers and/or receivers and managers appointed under this Deed, any of the other Loan Documents or under the powers conferred on the Lender by any law or regulation whether appointed simultaneously or to act jointly and/or severally or to act in place of any one or more receivers and/or receivers and managers previously appointed under this Deed or otherwise, and includes all delegates, attorneys or agents of any such Receiver;

“Secured Obligations” means all present and future obligations and liabilities of the Obligors to the Lender under the Loan Agreement, the Guarantee, this Deed and the other Loan Documents, whether actual or contingent and whether owed or incurred alone or jointly and/or severally with another and as principal or as surety or in any other capacity or of any nature;

“Security” means the Encumbrances created by or pursuant to this Deed;

“Security Period” means the period beginning on the date of this Deed and ending on the date on which all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and the Lender has no further commitment under or pursuant to the Loan Documents; and

“Shares” means the assets listed in Clause 2.2(a)(ii), including but not limited to the shares listed in Schedule 1 hereto, but excluding any Excluded Property.

1.2.	Construction

Any reference in this Deed to:

(a)	the Lender or the Chargor or any other person includes its respective successors in title, permitted assigns and/or permitted transferees;

(b)	a Clause is a reference to a clause of this Deed;

(c)	this Deed, the Loan Agreement, the Guarantee or any other agreement or document is a reference to this Deed, the Loan Agreement, the Guarantee or such other agreement or document as the same may have been, or may from time to time be, amended, varied, supplemented or novated;

(d)	the Secured Obligations includes a reference to any part of them;

(e)	the singular shall include the plural and vice versa;

(f)	a person includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having a separate legal personality) and any other entity or two or more of the foregoing; and

(g)	any statute or statutory provision or ordinance shall include any statute or statutory provision or ordinance which amends, extends, consolidates or replaces the same (whether before or after the date of this Deed) or which has been amended, extended, consolidated or replaced by the same and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provision or ordinance.

Borqs Technologies, Inc. (BVI) Debenture

Apart from a permitted assignee of the Lender pursuant to Clause 20.3, a person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the laws of Hong Kong) to enforce or enjoy the benefit of any term of this Deed.

2.	Grant of Security

2.1.	Covenant to Pay

The Chargor covenants to pay and discharge in full the Secured Obligations on demand made by the Lender at any time and to provide cash cover on demand in respect of any contingent or future obligations.

2.2.	Charge

As continuing security for the payment and discharge of the Secured Obligations, the Chargor agrees to charge and hereby charges to the Lender:

(a)	by way of first fixed charge:

(i)	all present and future book and other debts, receivables, monies, revenues, royalties, claims and things in action due or owing to or purchased or otherwise acquired by the Chargor (including all credit balances and deposits of the Chargor with the Lender or any other bank or financial institution and any monies credited to any suspense account by the Lender, together with the debts represented by them, and any surplus arising on a realisation of any Encumbrance whether in favour of the Lender or any other person), the proceeds of the same, all legal, beneficial or equitable interests and rights in trust (including any beneficial interest, claim or entitlement in or to the assets of any occupational retirement scheme belonging to or held by the Chargor, the benefit of all discretionary payments and the proceeds of any claim or receivable of the Chargor not itself capable of being charged and the full benefit of all guarantees, indemnities, Encumbrances, rights of set-off, security reservations of proprietary rights, rights of tracing and all other rights and remedies in respect of the same or otherwise);

(ii)	all present and future shares, namely all right, title and interest held by the Chargor in and to all stocks, shares, debentures, bonds or other securities or investments and all other interests of the Chargor in any person and all rights, benefits and advantages arising in respect of or incidental to the same;

(iii)	all present and future uncalled capital, goodwill and all patents, patent applications, inventions, trademarks and service marks and applications therefor, trade names, registered designs, copyrights, know-how and other intellectual property rights held by the Chargor and all licences and all rights, benefits and advantages arising in respect of or incidental to the same;

Borqs Technologies, Inc. (BVI) Debenture

(iv)	all present and future real property and all rights and interests in or affecting land (or the proceeds of sale of land or the documents of title to land) of the Chargor and all buildings, structures, fixtures (including trade fixtures), owned by the Chargor, including the full benefit of all Encumbrances, options, agreements, rights and interests of the Chargor over or affecting land of the Chargor and all fixed plant, other plant, machinery, fittings and equipment and all other chattels now or at any time after the date of this Deed belonging to the Chargor and its interest in any plant, machinery, equipment or chattels in its possession, including the benefit of all contracts and warranties relating to the same (excluding any of the same for the time being forming part of its stock in trade or work in progress);

(v)	all present and future rights under any sale or purchase agreements and distributorship or any similar agreements entered into by it, any letters of credit issued in its favour and all bills of exchange and other negotiable instruments held by it;

(vi)	all present and future benefits of all licences, quota, consents and authorities (statutory or otherwise) held in connection with its business or the use of any asset charged by any other sub-paragraph in this Clause 2.2 and the right to recover and receive all proceeds and/or compensation which may be payable to it in respect of them; and

(vii)	all present and future benefits in respect of all contracts and policies of insurance of whatever nature which are from time to time taken out by or on behalf of the Chargor or (to the extent of such interest) in which the Chargor has an interest and all claims and returns of premiums in respect of them; and

(b)	by way of first floating charge, the undertaking and all present and future property, assets and rights of the Chargor, whatsoever and wheresoever not otherwise effectively charged by way of first fixed charge by Clause 2.2(a), in each case, excluding any Excluded Property, and provided that if any asset cannot be secured without consent of a third party, this Agreement will constitute security over all proceeds and other amount receivable from such asset.

2.3.	Crystallisation

The Lender may, by notice in writing to the Chargor, convert the floating charge referred to in Clause 2.2(b) into a specific fixed charge as regards all or part of the Charged Assets described therein, if an Event of Default has occurred and is continuing, or the Lender considers those assets to be in danger of being seized or sold under any distress, execution or sequestration or to be otherwise in jeopardy.

The floating charge referred to in Clause 2.2(b) shall (in addition to the circumstances in which the same shall occur under general law) automatically be converted into a specific fixed charge:

(a)	if the Chargor takes steps to create any subsequent Encumbrance (other than Permitted Liens) on any of the Charged Assets without the prior approval of the Lender;

Borqs Technologies, Inc. (BVI) Debenture

(b)	on the convening of any meeting of the members of the Chargor to consider a resolution to wind up the Chargor (or not to wind up the Chargor);

(c)	immediately prior to the presentation of a petition (other than a frivolous or vexatious petition) to wind up the Chargor; or

(d)	if any person levies or attempts to levy distress, execution or sequestration against any of the Charged Assets.

2.4.	Documents Supporting Security

In furtherance of the Security created under this Deed, the Chargor shall at its own cost, deliver or procure that there shall be delivered to the Lender the following (in each case, in form and substance satisfactory to the Lender):

(a)	any documents necessary or conducive to enable the Lender to register such Charged Assets in its name or in the name of its nominee(s); and

(b)	all documents necessary and satisfactory to the Lender in order to effect a valid transfer of any Charged Assets following an Event of Default.

2.5.	Registration

The Chargor shall at its own cost:

(a)	immediately after the execution of this Deed, enter particulars of the Security in its register of charges (“Register of Charges”) maintained at its registered office in the British Virgin Islands pursuant to section 162 of the BVI Business Companies Act, 2004;

(b)	promptly and in any event within three (3) Business Days from and including the date of execution of this Deed, deliver or procure that there shall be delivered to the Lender:

(i)	a certified copy of the updated Register of Charges recording the particulars of the Security; and

(ii)	a copy of the written notice of charge to each bank where Bank Accounts are held substantially in the form as set out in Schedule 2 hereto; and

(c)	use its best efforts to obtain written acknowledgement of the notice(s) sent in accordance with Clause 2.5(b)(ii) by each relevant bank as soon as practical after the date of execution of this Deed.

3.	Continuing Security

(a)	The Security is continuing and shall extend to the ultimate balance of all the Secured Obligations regardless of any intermediate payment or discharge in whole or in part. This Deed shall remain in full force and effect as a continuing security for the duration of the Security Period.

Borqs Technologies, Inc. (BVI) Debenture

(b)	This Deed is in addition to, without prejudice to, and shall not merge with, any other right, remedy, guarantee or Encumbrance which the Lender may at any time hold for any Secured Obligation.

(c)	This Deed may be enforced against the Chargor without the Lender first having to take recourse to any other right, remedy, guarantee or Encumbrance held by or available to it.

4.	Covenants

4.1.	General Covenants

The Chargor covenants that it will observe and perform each of the following covenants and undertakings in relation to its business, property and assets or (as the case may be) the Charged Assets, except as expressly permitted under the Loan Documents:

(a)	conduct and carry on its business in a proper and efficient manner and not make any substantial alteration in the nature or mode of conduct of its business;

(b)	keep or cause to be kept proper books of accounts relating to its business and from time to time within a reasonable time after being requested by the Lender, furnish the Lender with such information about the assets, business and financial condition of the Chargor as the Lender may require;

(c)	use commercially reasonable endeavours to duly and punctually pay and discharge all debts, obligations and liabilities, and all rents, rates, taxes, outgoings and impositions payable in respect of any premises now or from time to time after the date of this Deed owned, tenanted, occupied or used by the Chargor and, when required, produce to the Lender receipts or other evidence satisfactory to the Lender that such payments have been made, or (as the case may be) such obligations and liabilities have been discharged;

(d)	(i) use commercially reasonable endeavours to take all steps to maintain, preserve and protect its revenues and assets (tangible and intangible) and maintain and (where applicable) take out insurances in respect of its business, undertaking, property and assets and against such risks and contingencies as is prudent (given the industry practice in relation to the business, undertaking, property or asset concerned) with the interest of the Lender noted on the policies and with the policies containing such provisions for the benefit of the Lender as the Lender may require; (ii) on demand produce to the Lender the policies of such insurances and proof of payment of all premiums and other monies necessary for effecting and keeping such insurances; and (iii) immediately upon receipt pay to the Lender and pending such payment hold on trust for the Lender all monies received by the Chargor by virtue of any insurances maintained or effected by it (whether or not effected pursuant to the above) for application in making good the loss or damage in respect of which such monies are received or, at the option of the Lender, for payment to such account(s) as the Lender may specify;

(e)	if so required by the Lender, give notice (in such form as the Lender may require) to any person requiring payment into such account(s) as the Lender may specify of all monies due or to become due to the Chargor from that person;

Borqs Technologies, Inc. (BVI) Debenture

(f)	deposit with the Lender all certificates and documents of title, duly executed transfers and any other documents relating to the Charged Assets as the Lender may from time to time require;

(g)	use its commercially reasonable endeavours to observe and perform all covenants and stipulations (under any agreement, law, regulation or otherwise) from time to time affecting any of the Charged Assets, take such action as may from time to time be necessary or desirable to preserve and maintain the Charged Assets or any registration thereof, and not do or omit to be done any act, matter or thing whereby any provision of any applicable law, decree, order or regulation from time to time affecting any of the Charged Assets is infringed;

(h)	if requested to do so by the Lender, make entries in any public register or give such notices as the Lender may consider appropriate to record the existence of this Deed, any security created by it or the restrictions contained in it;

(i)	not declare any dividends or pay any similar distribution to shareholders or redeem or purchase its own shares unless explicitly permitted under the Loan Agreement or with the prior written consent of the Lender;

(j)	inform the Lender immediately on contracting to purchase any estate or interest in real property and provide to the Lender such information in relation to the same as the Lender may from time to time require;

(k)	keep all its buildings and erections and all the plant, machinery, equipment, accessories, fixtures, fittings, vehicles and other effects and every part of them in good and substantial repair and in good working order and condition, and not to pull down or remove any of the same without the prior written consent of the Lender;

(l)	not make any application under the Buildings Ordinance (Cap. 123 of the Laws of Hong Kong) to carry out any development of any of the immovable property for the time being owned by the Chargor;

(m)	not call up or receive in advance of calls any of the uncalled capital for the time being of the Chargor;

(n)	not continue its existence in a jurisdiction outside of the British Virgin Islands or attempt or resolve to do so; and

(o)	generally not to do or cause or permit to be done anything which may in any way jeopardise or otherwise prejudice the value of the Charged Assets as a whole or the Security and not (without the prior written consent of the Lender) incur any expenditure or liabilities of an exceptional or unusual nature.

4.2.	Negative pledge and Disposals

The Chargor shall not do or agree to do any of the following without the prior written consent of the Lender, except as expressly permitted under the Loan Documents:

(a)	create or permit to subsist any Encumbrance on any Charged Asset other than Permitted Liens;

Borqs Technologies, Inc. (BVI) Debenture

(b)	sell, transfer, lease, lend or otherwise dispose of (whether by a single transaction or a number of transactions and whether related or not) the whole or any part of its interest in any Charged Asset (other than the Charged Assets subject to the floating charge under Clause 2.2(b)); or

(c)	take or permit the taking of any action which may result in the rights attaching to any Charged Asset being altered.

4.3.	Subsequent Encumbrances

If the Lender receives notice (actual or otherwise) of any subsequent Encumbrance, assignment or other disposition affecting the Charged Assets or any interest in the Charged Assets or the proceeds of sale thereof, the Lender shall be deemed to have opened a new account when such notice was received and as from that time all payments in respect of or on account of the Secured Obligations shall be deemed to have been credited to the new account and shall not, as between the Chargor and the Lender, operate to reduce the amount of the Secured Obligations outstanding when such notice was received.

4.4.	Lien

The Lender shall have and shall be authorised to exercise a lien over all property of the Chargor (excluding any Excluded Property) coming into the possession or control of the Lender, for custody or any other reason and whether or not in the ordinary course of banking business, with power for the Lender to sell such property to satisfy the Secured Obligations if an Event of Default has occurred and is continuing.

4.5.	Voting Rights and Dividends

(a)	Until an Event of Default occurs, the Chargor shall be entitled to:

(i)	receive and retain all dividends, distributions and other monies paid on or derived from the Shares; and

(ii)	exercise all voting and other rights and powers attaching to the Shares, provided that it must not do so in a manner which has the effect of changing the terms of the Shares (or any class of them) or of any related rights or is prejudicial to the interests of the Lender.

(b)	At any time following the occurrence of an Event of Default, the Lender may effectuate the transfer for all or any Shares on behalf of the Chargor in favour of itself or such other person as it may select and all dividends, interest payments, distributions of an income nature or other monies which may be paid on or in respect of the Shares, if received by the Chargor or its nominee(s), shall be paid over to (and pending such payment shall be held on trust for) the Lender and may be applied, at the discretion of the Lender, in or towards discharging the Secured Obligations.

Borqs Technologies, Inc. (BVI) Debenture

5.	Further Assurances

5.1.	Further action

The Chargor shall, at its own expense, promptly on request do all acts and execute all documents as the Lender or a Receiver may reasonably specify (and in such form as the Lender or a Receiver may reasonably require) for:

(a)	creating, perfecting or protecting the Security intended to be created by this Deed or any other Loan Document;

(b)	facilitating the realisation of any Charged Asset;

(c)	facilitating the exercise of any rights, powers and remedies exercisable by the Lender, or any Receiver or any delegate in respect of any Charged Asset or provided by or pursuant to the Loan Documents or by law; or

(d)	creating and perfecting Security in favour of the Lender over any Charged Asset located in any jurisdiction outside Hong Kong equivalent or similar to the Security intended to be created by or pursuant to this Deed or any other Loan Document.

This includes:

i.	the re-execution of this Deed or such Loan Document;

ii.	the execution of any legal mortgage, charge, transfer, conveyance, assignment, assignation or assurance of any property, whether to the Lender or to its nominee; and

iii.	the giving of any notice, order or direction and the making of any filing or registration,

which, in any such case, the Lender may think expedient.

5.2.	Loan Documents

The Chargor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Loan Documents.

6.	Power to remedy

6.1.	Power to remedy

If at any time the Chargor does not comply with any of its obligations under this Deed, the Lender (without prejudice to any other rights arising as a consequence of such non-compliance) shall be entitled (but not bound) to rectify that default. The Chargor irrevocably authorises the Lender and its employees and agents by way of security to do all things which are necessary or desirable to rectify that default.

6.2.	Mortgagee in possession

The exercise of the powers of the Lender under this Clause 6 shall not render it liable as a mortgagee in possession.

Borqs Technologies, Inc. (BVI) Debenture

6.3.	Monies expended

The Chargor shall pay to the Lender on demand any monies which are expended by the Lender in exercising its powers under this Clause 6 together with interest at the Default Rate from the date on which those monies were expended by the Lender (both before and after judgment).

7.	Representations and Warranties

7.1.	Representations and Warranties

The Chargor represents and warrants to the Lender in addition to any warranties implicit under any applicable law that:

(a)	it is duly incorporated and validly existing under its place of incorporation as a limited liability company with power to carry on its business as it is now being conducted and to own its assets and is in good standing;

(b)	it has the power and authority to enter into and perform this Deed and no limitation on its powers will be exceeded by doing so;

(c)	this Deed constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements relating to creditors’ rights generally);

(d)	neither the execution of this Deed nor the creation of any of the charges contained in this Deed contravenes, or is inconsistent or in conflict with, any provision of its constitutional documents or any applicable enactment, law, decree, order, regulation, authorisation, franchise, consent, permit, security, instrument, agreement or document binding upon or affecting the Chargor or any of its undertaking, property, assets or rights;

(e)	this Deed creates those Encumbrances it purports to create and is not liable to be avoided or otherwise set aside on the liquidation of the Chargor in whole or in part;

(f)	the Chargor is now and will during the subsistence of this Deed be the sole legal and beneficial owner of the Charged Assets and has good title to (and has full right and authority to charge and assign under this Deed) the Charged Assets and the Charged Assets are free from any Encumbrance or other rights or interests in favour of third parties (other than the Security and Permitted Liens);

(g)	as at the date of this Deed, the contents of Schedule 1 hereto, and the other information and reports furnished by the Chargor to the Lender in connection with the negotiation and preparation of this Deed and/or in connection with the advance or continuance of any facilities are true and accurate in all material respects, and not misleading and do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained in them; and

(h)	no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which might, if adversely determined, have a material adverse effect on the business or financial condition of the Chargor and its Subsidiaries (or any of them) or the ability of the Chargor to perform or discharge any of the Secured Obligations.

Borqs Technologies, Inc. (BVI) Debenture

7.2.	Times when Representations and Warranties are made

The representations and warranties set out in this Clause 7 are:

(a)	made on the date of this Deed; and

(b)	except for Clause 7.1(g), deemed to be repeated by the Chargor every day with reference to the facts and circumstances then existing until this Deed is discharged.

7.3.	Acknowledgement of Reliance

The Chargor acknowledges that the Lender has entered into this Deed in reliance upon the representations and warranties set out in Clause 7.1.

8.	Enforcement of Security

8.1.	When Security becomes enforceable

The Security (and any powers implied by statute) shall become immediately enforceable upon the occurrence of an Event of Default and shall remain so for so long as such Event of Default is continuing.

8.2.	Statutory powers

The power of sale and other powers conferred to the Lender pursuant to the CPO (as amended or extended by this Deed) shall be immediately exercisable upon and at any time after the occurrence of any Event of Default and for so long as such Event of Default is continuing.

8.3.	Enforcement

After the Security has become enforceable, the Lender may in its absolute discretion enforce all or any part of the Charged Assets in such manner as it sees fit.

8.4.	Powers on Enforcement

At the same time as or at any time after this Deed has become enforceable, the Lender may, without prejudice to any other rights available to the Lender in respect of the Secured Obligations or to any other security held for or in respect of the Secured Obligations:

(a)	dispose of the Charged Assets or any part thereof in such manner and for such consideration (whether payable or deliverable immediately or by instalments) as the Lender considers appropriate; and/or

(b)	effect the transfer of any and all of the Charged Assets into its name or the name(s) of its nominee(s) and/or without liability on the part of the Lender in the event of loss, act in all respects as the legal or beneficial owner of the Charged Assets and assume the management and control of any subsidiary companies; and/or

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(c)	apply all payments, dividends, interest payments, distributions or other monies accruing on the Charged Assets in or towards satisfaction of the Secured Obligations; and/or

(d)	dispose of all or any of the Lender’s other rights under this Deed for such consideration (whether payable or deliverable immediately or by instalments) and in such manner as the Lender considers appropriate.

8.5.	Statutory Restrictions

No restrictions imposed by any applicable law on any immediate or other power of sale, application of proceeds or on any other right or on the consolidation of mortgages or other Encumbrance shall apply to this Deed, the Lender or any Receiver or to any Encumbrance given to the Lender pursuant to this Deed.

8.6.	Valid Receipt

Upon any such sale or other disposition and upon any other dealing or transaction under the provisions of this Deed, the receipt of the Lender or any Receiver for the purchase money of the property or asset sold or for any other monies paid to or other consideration received by the Lender or any Receiver shall effectually discharge the purchaser or person paying or giving the same therefrom and from being concerned to see to the application or being answerable for the loss, non-application or mis-application thereof.

8.7.	Protection of Third Party

No person (including a purchaser) dealing with the Lender, any Receiver, their respective delegate or sub-delegate or any of their respective agents will be concerned to enquire:

(a)	whether the Secured Obligations have become payable;

(b)	whether any power which the Lender or the Receiver is purporting to exercise has become exercisable;

(c)	whether any money remains due under any Loan Document; or

(d)	how any money paid to the Lender or to the Receiver is to be applied.

8.8.	Exercise of Rights not Foreclosure

If the Lender exercises the rights conferred on it by Clause 8.4, the same shall not be treated as an absolute appropriation of or foreclosure on the Charged Assets to the exclusion of the Chargor and in extinguishment of its interests therein, unless the Lender otherwise notifies the Chargor (whether before or after the relevant appropriation or foreclosure has been effected), in which latter event any such appropriation or foreclosure shall be treated as a sale of the Charged Assets at a fair market value and the Secured Obligations shall be reduced by an equivalent amount.

8.9.	Lender may purchase Charged Assets

In the event of any disposal pursuant to Clause 8.4, the Lender may itself purchase the whole or any part of the Charged Assets free from any rights of redemption on the part of the Chargor which are hereby waived and released.

Borqs Technologies, Inc. (BVI) Debenture

8.10.	No Claims against the Lender

(a)	The Chargor shall not have any right or claim against the Lender and the Lender shall not have any liability of any nature whatsoever to the Chargor or any other person in respect of any loss arising out of any disposal of the Secured Obligations or the disposal or exercise of any other rights under this Deed or any part thereof, however such loss may have been caused, and whether or not a better price could or might have been obtained on such disposal, by either deferring or advancing the date of such disposal or otherwise howsoever, except for any loss caused by the gross negligence or wilful misconduct of the Lender.

(b)	Neither the Lender nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Charged Assets or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Charged Assets to which a mortgagee or a mortgagee in possession might otherwise be liable.

9.	Receivership

9.1.	Appointment of Receiver

On or at any time after the occurrence of an Event of Default or, if the Chargor so requests the Lender in writing, the Lender may, without further notice, legal process or any other action with respect to the Chargor appoint any one or more persons to be a Receiver under this Deed of all or any part of the Charged Assets and may from time to time fix his remuneration (which shall be of such amount as may be agreed from time to time between the Lender and the Receiver) and may remove any Receiver so appointed and/or appoint another in his place or in place of any Receiver whose appointment may for any reason have terminated.

9.2.	Receiver Agent of the Chargor

Each Receiver shall be the agent of the Chargor, and the Chargor shall be solely responsible for his acts or defaults and for his remuneration.

9.3.	Rights of the Receiver

Each Receiver shall have all the rights conferred on any mortgagee and/or receiver under the CPO as well as the following rights:

(a)	to take possession of, collect and get in the Charged Assets, exercise all voting or other powers or rights available to a registered and/or beneficial (as appropriate) owner of the Charged Assets in such manner as such Receiver may think fit and to take, defend or abandon any proceedings in the name of the Chargor or otherwise as may seem expedient;

(b)	to carry on or authorise or concur in carrying on the business or any part of the business of the Chargor and to manage, conduct, reconstruct, amalgamate or diversify the business of the Chargor or any part of it (including power to acquire, develop or improve properties or other assets) without being responsible for loss or damage;

(c)	to raise or borrow money from or incur any other liability to the Lender or others on such terms with or without security as such Receiver may think fit and so that any such security may be or include a charge on the Charged Assets ranking in priority to this security or otherwise;

Borqs Technologies, Inc. (BVI) Debenture

(d)	to sell by public auction or private contract, let, surrender or accept surrenders, grant leases, options, rights of pre-emption, tenancies or licences or otherwise dispose of or deal with the Charged Assets in such manner, for such consideration and generally on such terms and conditions as such Receiver may think fit, with full power to convey or otherwise transfer such Charged Assets in the name of the Chargor or other estate owner. Any such consideration may be cash, debentures or other obligations, shares, stock or other consideration and may be payable immediately or by instalments spread over such period or periods as he shall think fit and so that any consideration received or receivable shall immediately be and become charged with the payment and discharge of the Secured Obligations. Plant, machinery, equipment, accessories and other fixtures and fittings may be severed and sold separately from any premises of the Chargor containing them and such Receiver may apportion any rent and the performance of any obligations affecting the premises sold without the consent of the Chargor;

(e)	to promote the formation of companies with a view to such companies purchasing the Charged Assets or otherwise;

(f)	to make any arrangement, settlement or compromise or enter into or complete, cancel, abandon or disregard any contracts which such Receiver shall think expedient in the interests of the Lender;

(g)	to make and effect all repairs, renewals and improvements and to maintain, renew, take out or increase insurances in relation to the Charged Assets;

(h)	to appoint and remunerate any person for any of the purposes of this Deed and/or to guard or protect the Charged Assets for such periods as such Receiver may determine and to dismiss the same or any other person appointed by the Chargor;

(i)	to make calls, conditionally or unconditionally on the members of the Chargor, in respect of uncalled capital, with the same powers of enforcing payment of any calls so made as are, by the constitutional documents of the Chargor, conferred upon its directors and to the exclusion of the directors’ powers in that regard;

(j)	to do anything which such Receiver shall think necessary or expedient to preserve, protect, maintain or manage the Charged Assets; and

(k)	to sign any document, execute any deed (with authorisation to use the common seal of the Chargor for such purposes) and generally, on behalf and at the cost of the Chargor (notwithstanding liquidation of the Chargor or any similar event), to do or omit to do anything incidental to the matters referred to in this Clause 8.3 or to the realisation of this security or which the Chargor could do or omit to do in relation to the Charged Assets and to use the name of the Chargor for all the above purposes.

9.4.	More Than One Receiver

If more than one person is appointed as a Receiver under this Deed, such persons shall throughout the duration of their office (unless the documents appointing them state otherwise) be entitled to exercise all or any of the powers conferred on a Receiver under this Deed individually.

Borqs Technologies, Inc. (BVI) Debenture

10.	Sale of Charged Assets

10.1.	Statutory Restrictions

No restrictions imposed by any applicable law on any immediate or other power of sale, application of proceeds or on any other right or on the consolidation of mortgages or other Encumbrances shall apply to this Deed, the Lender or any Receiver or to any Encumbrance given to the Lender pursuant to this Deed.

10.2.	Indemnity

Any sale or other disposition by or on behalf of the Lender or any of its nominees or any Receiver under the provisions of this Deed may be made upon such terms for the safety and protection of the purchaser or upon such terms as to indemnity as the Lender or such Receiver may think fit.

10.3.	Valid Receipt

Upon any such sale or other disposition referred to in Clause 10.2 and upon any other dealing or transaction under the provisions of this Deed, the receipt of the Lender or any Receiver for the purchase money of the property or asset sold or for any other moneys paid to or other consideration received by the Lender or any Receiver shall effectually discharge the purchaser or person paying or giving the same therefrom and from being concerned to see to the application or being answerable for the loss, non-application or mis-application thereof.

10.4.	Enquiries by Purchaser

No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Lender or any of its nominees or agents or any Receiver to exercise any of the rights conferred by this Deed has arisen or not, or be concerned with notice to the contrary, or with the propriety of the exercise or purported exercise of such rights.

10.5.	Limitation of Liability

Neither the Lender nor any Receiver shall be liable for any losses which may arise:

(a)	in the exercise or non-exercise of any of their rights;

(b)	by reason of any entry into possession of the Charged Assets to account as mortgagee in possession;

(c)	on realisation of the Charged Assets; or

(d)	as a result of any default or omission for which a mortgagee in possession may be liable,

except for any loss caused by the gross negligence or wilful misconduct of the Lender or Receiver.

Borqs Technologies, Inc. (BVI) Debenture

11.	Power of Attorney

11.1.	Appointment

For the purpose of securing the interest of the Lender in the Charged Assets and the performance of its obligations to the Lender, the Chargor, irrevocably, by way of security, appoints the Lender and separately each Receiver and any of their delegates or sub-delegates severally to be its attorney (with full power to appoint substitutes and to sub-delegate including power to authorise the person so appointed to make further appointments, in both cases, with regard to the Charged Assets) on behalf of and in the name of the Chargor or otherwise, to execute, seal and deliver and otherwise perfect and do all such deeds, agreements, acts and things which:

(a)	(before the Security becomes enforceable) the Chargor is obliged to do under this Deed, but has not done;

(b)	(after the Security becomes enforceable) the Chargor is or may become obliged to do under this Deed; and/or

(c)	(after the Security becomes enforceable) otherwise may be required for or deemed proper on or in connection with the full exercise of all or any of the rights conferred by this Deed on the Lender or on any Receiver and its rights to give full force and effect to the terms and conditions contained in this Deed.

This power of attorney is coupled with an interest and is irrevocable and shall remain irrevocable as long as this Deed remains outstanding.

11.2.	Ratification

The Chargor ratifies and confirms and agrees to ratify and confirm any deed, agreement, act or thing which any attorney appointed under this Deed may lawfully execute, seal, deliver or do.

12.	Expenses and Indemnity

12.1.	Expenses

The Chargor will pay the Lender, on demand, all the Lender’s and Receiver’s expenses (including legal and out-of-pocket expenses) incurred:

(a)	in connection with the negotiation, preparation and execution of this Deed and any amendment to, or waiver or consent or release of or under, this Deed; and/or

(b)	in contemplation of, or in connection with, the preservation, enforcement or exercise of any rights under this Deed.

Borqs Technologies, Inc. (BVI) Debenture

12.2.	Indemnity

The Chargor will indemnify the Lender and the Receiver, on demand, against all losses, actions, claims, expenses, demands and liabilities whether in contract, tort or otherwise now or after the date of this Deed incurred by the Lender or the Receiver (except for any losses, actions, claims, expenses, demands and liabilities caused by the gross negligence or wilful misconduct of the Lender or the Receiver):

(a)	for anything done or omitted in the exercise or purported exercise or non-exercise of the rights contained in this Deed;

(b)	as a result of any breach by the Chargor of any of its covenants or other obligations to the Lender or any other person;

(c)	in consequence of any payment in respect of the Secured Obligations (whether made by the Chargor or any other person) being impeached or declared void for any reason whatsoever; and/or

(d)	as a result of any taxes, duties, rates or outgoings assessed upon or payable in respect of the Charged Assets or in connection with the entry into preservation, enforcement or exercise of any rights under this Deed.

12.3.	Documentary Duties and Taxes

The Chargor will pay all documentary stamp, registration and other duties or similar taxes, including any payable by the Lender, which are imposed on or are payable in connection with this Deed.

12.4.	Default Interest

The amounts payable under this Clause 12 shall carry interest at the Default Rate after as well as before judgment from the date on which they were incurred by the Lender or any Receiver (as the case may be) and such amounts and interest shall form part of the Secured Obligations.

13.	Application of Proceeds

13.1.	Order of Application

All monies received or recovered by any Receiver and/or by the Lender from the Chargor pursuant to this Deed shall, subject to any claims ranking in priority to the Secured Obligations to the extent of such priority, be applied, in or towards discharging, in the following order of priority:

(a)	the amount of all fees and remuneration of, and all other costs, charges, expenses and liabilities incurred by the Lender and/or each Receiver in connection with or as a result of the exercise of their respective rights, including the remuneration of each Receiver, or otherwise in relation to this Deed or any other agreement entered into between the Chargor and the Lender in such order as the Lender or any Receiver may from time to time determine;

(b)	all other Secured Obligations in such order as the Lender may from time to time determine; and

(c)	the Chargor and/or the claims of those entitled to any surplus.

Borqs Technologies, Inc. (BVI) Debenture

13.2.	Currency Conversion

The Lender and/or each Receiver may convert any monies received, recovered or realised under this Deed (including the proceeds of any previous conversion under this Clause 13.2) from their existing currency of denomination into such other currency of denomination as the Lender and/or any Receiver may think fit and any such conversion shall be effected at the Exchange Rate. If and to the extent that the Chargor fails to pay any amount due on demand, the Lender and/or each Receiver may in its absolute discretion without notice to the Chargor purchase at any time after the demand has been made so much of any currency as the Lender and/or any Receiver considers necessary or desirable to cover the Secured Obligations at the Exchange Rate and the Chargor agrees to indemnify the Lender and each Receiver against the full cost (including all costs, charges and expenses) paid.

13.3.	Currency Indemnity

If the currency of a sum due from the Chargor under this Deed (the “contractual currency”) or a sum due from the Chargor under any judgment or order relating to this Deed in the contractual currency is converted from the contractual currency into another currency for the purpose of:

(a)	making or filing a claim or proof;

(b)	obtaining a judgment or order; or

(c)	enforcing a judgment or order,

the Chargor will indemnify the Lender against any loss or liability incurred as a result of any difference between (i) the rate of exchange used to convert the sum in question from the contractual currency into the other currency and (ii) the rate or rates of exchange at which the Lender, in the ordinary course of business, can purchase the contractual currency with the other currency on receipt of a sum paid to it in full or part satisfaction of that claim, proof, judgment or order.

Any amount due from the Chargor under this Clause 13.3 will be a separate and independent debt and will not be affected by judgment being obtained for any other sum due under or in respect of this Deed. The term “rate of exchange” in this Clause 13.3 includes any premium and exchange costs payable in connection with the purchase of the contractual currency with the other currency.

14.	Protection of Lender

14.1.	Suspense Account

Any moneys paid to or received by the Lender in respect of the Secured Obligations or under this Deed may be applied in or towards satisfaction of the Secured Obligations or placed to the credit of such account as the Lender may determine with a view to preserving its rights to prove for the whole of the Secured Obligations.

Borqs Technologies, Inc. (BVI) Debenture

14.2.	No Withholding

Payments by the Chargor shall be made to the Lender as specified by the Lender without any set-off, counterclaim, withholding or condition of any kind except that, if the Chargor is compelled by law to make such withholding, the sum payable by the Chargor shall be increased so that the amount actually received by the Lender is the amount it would have received if there had been no withholding.

14.3.	Claw Back

If the Lender considers that an amount paid by the Chargor or any other person is capable of being avoided or otherwise set aside (on the liquidation of the Chargor or otherwise) then that amount shall not be considered to have been paid for the purposes of this Deed. Furthermore, the Lender may in its absolute discretion concede or compromise any claim that any payment, security or other disposition is liable to be avoided, reduced or repaid.

14.4.	Conditional Discharge

Any release, discharge or settlement under this Deed shall be conditional upon no payment or discharge in respect of the Secured Obligations by the Chargor or any other person being avoided, reduced or repaid for any reason and the Lender shall be entitled to enforce this Deed if such condition is not fulfilled as if such release, discharge or settlement had not occurred.

14.5.	Set-Off

The Lender may at any time without notice:

(a)	combine or consolidate all or any of the Chargor’s accounts with the Lender;

(b)	apply any credit balance to which the Chargor is entitled on any account with the Lender or any other moneys owing to the Chargor in or towards satisfaction of the Secured Obligations; or

(c)	in the absolute discretion of the Lender, refuse to permit the withdrawal or utilisation of any deposit or moneys for such period as the Lender may consider appropriate (notwithstanding the terms of the deposit or moneys and whether or not any Secured Obligation has become due).

For these purposes, the Lender is authorised to purchase, at the Exchange Rate, such other currencies as may be necessary to effect such application with the monies standing to the credit of such account.

15.	Trusteeship

The Chargor declares that:

(a)	as and when the security created by this Deed shall become enforceable, it will hold all the Charged Assets (subject to the Chargor’s right of redemption) upon trust to convey, assign, transfer or otherwise dispose of or deal with the same in such manner and to such person as the Lender shall direct; and

Borqs Technologies, Inc. (BVI) Debenture

(b)	it shall be lawful for the Lender to appoint new trustees of the Charged Assets from time to time in place of the Chargor or in place of any trustee appointed under this power.

16.	Redemption of Prior Encumbrances

On or at any time after the Security has become enforceable, the Lender may:

(a)	redeem any prior Encumbrance against the Charged Assets;

(b)	procure the transfer of that Encumbrance to itself; and/or

(c)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed shall be conclusive and binding on the Chargor;

and all principal moneys, interest, costs, charges and expenses of and incidental to any such redemption and/or transfer shall be paid by the Chargor to the Lender on demand.

17.	Delegation

The Lender and any Receiver may:

(a)	delegate by power of attorney or in any other manner to any person any right exercisable by them under this Deed on such terms (including power to sub-delegate) as the Lender or any Receiver (as the case may be) sees fit; and/or

(b)	employ agents, managers, employees, advisers and others on such terms as the Lender or any Receiver (as the case may be) sees fit for the purposes of this Deed.

Neither the Lender nor any Receiver will in any way be liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

18.	No Waiver

No failure or delay by the Lender or any Receiver to exercise any right under this Deed or otherwise will operate as a waiver of that right or any other right, nor will any single or partial exercise of any such right preclude any other or further exercise of that right or the exercise of any other right.

19.	Remedies Cumulative

The rights of the parties or any Receiver under this Deed are cumulative and do not exclude or restrict any other rights.

20.	Assignment

20.1.	Successors and Permitted Assigns

This Deed shall be binding upon and enure to the benefit of each party to this Deed and its successors in title and permitted assigns.

Borqs Technologies, Inc. (BVI) Debenture

20.2.	Assignment by the Chargor

The Chargor shall not be entitled to assign or transfer any of its rights, benefits or obligations under this Deed without the prior written consent of the Lender.

20.3.	Assignment by the Lender

The Lender may assign all or any of its rights under this Deed to any person in accordance with the terms of Section 8.14 (Benefit of Agreement) of the Loan Agreement.

21.	Notices

21.1.	In Writing and Methods of Delivery

Any notice, demand or other communication under this Deed shall be sent in accordance with Section 8.5 (Notices) of the Loan Agreement.

21.1.	Deemed Giving of Notice and Receipt

Any such notice, demand or other communication shall be deemed effective in such manner and at such time specified under Section 8.5 (Notices) of the Loan Agreement.

22.	Severance

If any provision of this Deed is not or ceases to be legal, valid, binding and enforceable under the law of any jurisdiction, neither the legality, validity, binding effect or enforceability of the remaining provisions under that law nor the legality, validity, binding effect or enforceability of that provision under the law of any other jurisdiction shall be affected.

23.	Counterparts

This Deed may be executed in any number of counterparts and by different parties on separate counterparts, each of which is an original but, together, they constitute one and the same agreement.

24.	Amendments

No amendment to this Deed will be effective unless in writing and executed by all the Parties.

25.	Governing Law and Jurisdiction

25.1.	Governing Law

This Deed is governed by and will be construed in accordance with Hong Kong Law.

25.2.	Hong Kong Jurisdiction

The parties submit to the non-exclusive jurisdiction of the Hong Kong courts and each party waives any objection to proceedings in Hong Kong on the grounds of venue or inconvenient forum.

25.3.	Waiver of Sovereign Immunity

To the extent that the Chargor may, in any jurisdiction, be entitled to claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Chargor irrevocably agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

25.	Process Agent

The service of any process connected with proceedings in the Hong Kong courts and relating to this Deed will be deemed to have been validly served on the Chargor if it is received by the Borrower at its registered address or the address specified in Section 8.5 (Notices) of the Loan Agreement and service will be deemed to have been acknowledged by the Chargor if it is acknowledged by the Borrower.

Borqs Technologies, Inc. (BVI) Debenture

SCHEDULE 1

Asset Information

(a)	Offices / locations where movable assets are held

Company	Complete Street and Mailing Address, including County and Zip Code
Borqs Beijing Ltd.	Tower A, Building B23, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing 100015, China
Borqs Beijing Ltd. Shenzhen branch	Room C-602, Building Languangkeji, Xinxi Road, North Gaoxin District, Nanshan District, Shenzhen, China
Borqs Wireless Ltd.	Tower A, Building B23, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing 100015, China
Beijing Borqs Software Technology Co., Ltd.	Tower A, Building B23, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing 100015, China
Beijing Big Cloud Century Technology Ltd.	Tower A, Building B23, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing 100015, China
Beijing Big Cloud Information Technology Co., Ltd.	Tower A, Building B23, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing 100015, China
Jiangsu Chen Hui Information Technology Co., Ltd.	Tower A, Building B23, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing 100015, China
Beijing Big Cloud Network Tech Co., Ltd.	Tower A, Building B23, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing 100015, China
Yuantel (Beijing) Telecommunications Technology Co., Ltd.	Tower A, Building B23, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing 100015, China
Borqs Hong Kong Limited	Office B, 21/F., Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong
BORQS International Holding Corp	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
Borqs Software Solutions Private Limited	Prestige Al-Kareem, NO.3 Edward Road, Civil Station, Corporation Division NO.72, Bangalore, Karnataka, INDIA 560052
BORQS Korea	#403 JPlus Tower, 28, Bongeunsaro114 street, Gangnam-Gu, Seoul, 135-881, Korea
Borqs KK Japan	Tokyo sibuyaku ebisu minami 1-chome NO.1 HumaxEbisu8F, Japan
Bozz Solution Inc.	3830 Vally Centre Dr. #705 PMB 285, San Diego, CA92130-3307, USA
Br. Code Desenvolvimento De Software S.A.	1021 R Senador Accioly Filho, 81.310-000, Cidade Industrial, Curitibindustrial, Curitiba, Brazil

Borqs Technologies, Inc. (BVI) Debenture

(b)	Intellectual Property Rights

As listed on Schedules A, B, C and D attached to the

Reaffirmation of Intellectual Property Security Agreement & Joinder

(c)	Shares

100% of the shares of Borqs International Holding Corp

(d)	Bank Accounts

Bank Name	Account Number	Branch Address

Borqs Technologies, Inc. (BVI) Debenture

SCHEDULE 2

Form of Notice

To: [insert account bank]

Date:

Dear Sirs,

NOTICE OF CHARGE

We hereby give you notice that we have charged to Partners For Growth V, L.P. (the “Lender”) all our rights, title and interest in our bank account[s] held with you with account number[s] [●] (including any renewal or redesignation thereof) (the “Accounts[s]”) and all monies standing to the credit of the Account from time to time under a deed of debenture dated April __, 2019 (the “Debenture”).

We hereby irrevocably and unconditionally instruct you that, with effect from the service of a notice by or on behalf of the Lender on you notifying you that an event of default has occurred under the Debenture: (i) any then existing payment instructions affecting the Account[s] shall immediately and automatically be terminated and payments and communications in respect of the Account[s] should be made to the Lender and (ii) all rights, title and interest in the Account[s] shall vest in the Lender.

This letter is governed by the laws of Hong Kong.

Please acknowledge receipt of this notice by signing the acknowledgement enclosed and returning it to us with a copy to the Lender:

PARTNERS FOR GROWTH V, L.P.

1751 Tiburon Blvd., Suite D

Tiburon, CA 94920 USA

Yours faithfully,

For and on behalf of [●]

Borqs Technologies, Inc. (BVI) Debenture

Form of Acknowledgement

To: [Chargor]

Copy to: PARTNERS FOR GROWTH V, L.P.

We acknowledge receipt of the Notice of Charge dated [●] and confirm that we will comply with the terms set out in the Notice of Charge. We further confirm that, following receipt of the notice of an event of default as set out in the Notice of Charge we will not act in relation to the Account[s] except as instructed by the Lender or any persons authorised by the Lender and we shall send all statements and other notices in relation to the Account[s] to the Lender.

For and on behalf of [insert account bank]

Borqs Technologies, Inc. (BVI) Debenture

IN WITNESS of which this Deed has been duly executed by the Chargor as a deed and duly executed by the Lender.

EXECUTED and DELIVERED	)
as a DEED by Borqs Technologies, Inc.	)

Acting by: /s/ Pat Sek Yuen Chan

Name: Pat Sek Yuen Chan
Title: Director

in the presence of :

/s/ Anthony Chan
Witness name: Anthony Chan
Witness occupation: CFO

EXECUTED and DELIVERED	)
as a DEED by PARTNERS FOR GROWTH V, L.P.	)

Acting by: /s/ Geoffrey Allan

Name: Geoffrey Allan

Title: Manager, Partners for Growth V, LLC, its General Partner

Witnessed by:

Name:

Title:

/s/ Amy Spencer

Witness name: Amy Spencer

Witness occupation: Executive Director

Borqs Technologies, Inc. (BVI) Debenture